UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-26483 (Commission File Number)	94-3236309 (I.R.S. Employer Identification Number)

1000 MARINA BOULEVARD, SUITE 200, BRISBANE, CALIFORNIA 94005
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

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(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3—SECURITIES AND TRADING MARKETS

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2006, VaxGen, Inc. entered into stock and warrant purchase agreements (the “Purchase Agreements”) with a group of accredited investors pursuant to which VaxGen agreed to sell 3,500,000 shares of its common stock (the “Shares”), at a price of $7.70 per share, and issue, for no additional consideration, warrants to purchase up to 699,996 shares of VaxGen common stock (the “Warrants”), subject to adjustment, as further described below. The Shares and Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus were exempt from the registration requirements of the Securities Act. The transaction closed on February 10, 2006, and VaxGen received gross proceeds of approximately $26.95 million.

The Warrants issued in this private placement expire five years after issuance, and are initially exercisable to purchase 699,996 shares of VaxGen common stock at a price of $9.24 per share. If VaxGen does not file all of its delinquent periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) by September 30, 2006, the Warrants will become exercisable for an additional 350,000 shares of common stock, at a price of $9.24 per share. If VaxGen does not file these delinquent periodic reports by January 31, 2007, the Warrants will become exercisable for an additional 350,000 shares of common stock, also at a price of $9.24 per share.

Under the Purchase Agreements, VaxGen agreed to register for resale both the Shares and the shares of common stock issuable upon exercise of the Warrants. Under the terms of the Purchase Agreements, VaxGen is required to file a registration statement with the SEC within 30 days of becoming current in its reporting requirements under the Exchange Act. VaxGen also agreed to other customary obligations regarding registration, including matters relating to indemnification; maintenance of the registration statement; payment of expenses; and compliance with state “blue sky” laws. VaxGen may be liable for liquidated damages to holders of the Shares and shares issuable upon exercise of the Warrants (a) if the registration statement is not filed on or prior to 30 days of VaxGen becoming current in its reporting requirements; (b) if the registration statement is not declared effective by the SEC on or prior to 120 days from filing; or (c) if the registration statement (after being declared effective) ceases to be effective in a manner that violates such obligations.

The above descriptions, which summarize the material terms of the Purchase Agreements and the Warrants, are not complete. The full text of the form of Purchase Agreement is attached hereto as Exhibit 10.1 and the form of Warrant is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

On February 9, 2006, VaxGen issued a press release entitled, “VaxGen to Raise $27 Million Through Sale of Common Stock.” This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Stock and Warrant Purchase Agreement entered into by and between VaxGen, Inc. and certain accredited investors, dated February 8, 2006.

10.2	Form of Warrant issued by VaxGen, Inc. pursuant to the Stock and Warrant Purchase Agreements entered into by and between VaxGen, Inc. and certain accredited investors, dated February 8, 2006

99.1	Press release entitled, “VaxGen to Raise $27 Million Through Sale of Common Stock,” dated February 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: February 14, 2006	By: /s/ Kevin C. Lee
Kevin C. Lee
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock and Warrant Purchase Agreement entered into by and between VaxGen, Inc. and certain accredited investors, dated February 8, 2006.

10.2	Form of Warrant issued by VaxGen, Inc. pursuant to the Stock and Warrant Purchase Agreements entered into by and between VaxGen, Inc. and certain accredited investors, dated February 8, 2006

99.1	Press release entitled, “VaxGen to Raise $27 Million Through Sale of Common Stock,” dated February 9, 2006.